UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 20, 2016

Citius Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-206903	27-3425913
(Commission File Number)	(IRS Employer Identification No.)

11 Commerce Drive, 1st Floor, Cranford, NJ	07016
(Address of principal executive offices)	(Zip Code)

 Registrant's telephone number, including area code (908) 967-6677

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 20, 2016, Citius Pharmaceuticals, Inc. (the “Company”) executed a second demand promissory note in favor of Leonard Mazur (“Lender”) in the principal amount of $500,000 (the “Note”). The Note bears interest at the “Prime Rate” as published in the Wall Street Journal on the last day of the month plus 1%, and matures on the earlier of December 31, 2017 and demand by the Lender.

The Board of Directors of the Company has authorized additional revolving demand promissory notes (the “Notes”) on substantially similar terms to the Note in favor of Lender, in a principal amount of up to $2.5 million, of which $1 million is now currently outstanding. As previously disclosed, the Company executed an initial demand note in favor of Lender in the principal amount $500,000 on September 7, 2016. The Notes shall be a revolving loan in the nature of a line of credit under which the Company may repeatedly draw or repay funds on a revolving basis for up to $2.5 million.

The Lender, Leonard Mazur, is our Executive Chairman and Secretary and a director of the Company.

The description of the Note is qualified in its entirety by reference to the full text of the October 20, 2016 Note, which is incorporated by reference herein. A copy of the Note is included herein as Exhibit 10.1.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this item is included in Item 1.01 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1	Demand Promissory Note dated October 20, 2016 by and between Citius Pharmaceuticals, Inc. and Leonard Mazur.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIUS PHARMACEUTICALS, INC.

Date: October 26, 2016	By:	/s/ Myron Holubiak
Myron Holubiak
President and Chief Executive Officer

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